As of December 31, 2016, the following
persons
or entities now own
more than 25% of a funds voting
security.

Person/Entity

PROFUND VP BASIC MATERIALS
NATIONWIDE LIFE INSURANCE
COMPANY	 29.15%

PROFUND VP BANKS
NATIONWIDE LIFE INSURANCE
COMPANY	 28.99%

PROFUND VP SHORT INTERNATIONAL
NATIONWIDE LIFE INSURANCE
COMPANY	 40.07%

PROFUND VP MID-CAP
JEFFERSON NATIONAL LIFE
INSURANCE CO	 42.52%

PROFUND VP CONSUMER SERVICES
NATIONWIDE LIFE INSURANCE
COMPANY	 26.90%

PROFUND VP EMERGING MARKETS
NATIONWIDE LIFE INSURANCE
COMPANY	 25.34%

PROFUND VP ULTRASHORT NASDAQ-100
JEFFERSON NATIONAL LIFE
INSURANCE CO	 45.63%

PROFUND VP SHORT DOW 30
AMERITAS LIFE INSURANCE CORP
44.28%


As of December 31, 2016, the following
persons or entities no longer own
more than 25% of a funds voting
security.

PROFUND VP GOVERNMENT MONEY MARKET
LOMBARD INTERNATIONAL LIFE
ASSURANCE CO

PROFUND VP SHORT INTERNATIONAL
JEFFERSON NATIONAL LIFE
INSURANCE CO

PROFUND VP SHORT SMALL-CAP
LOMBARD INTERNATIONAL LIFE
ASSURANCE CO